Exhibit 99.1

At NationsHealth:	At Rx Communications Group:
Glenn M. Parker, MD	Melody A. Carey (investors) 917-322-2571
Chief Executive Officer	Tony Loke (media) 917-322-2164
954-903-5000
FOR IMMEDIATE RELEASE
NATIONSHEALTH NAMES ROBERT E. TREMAIN
AS CHIEF OPERATING OFFICER
- Seasoned public health leader added to management team -
Sunrise, FL — February 7, 2006 — NationsHealth, Inc. (Nasdaq: NHRX; NHRXW; NHRXU) announced today that Robert E. Tremain, an executive with over 30 years of service in public health, has been appointed to the position of Chief Operating Officer and will assume his position on March 6, 2006. In his new capacity, Mr. Tremain will report directly to Glenn M. Parker, M.D., NationsHealth’s Chief Executive Officer and will be responsible for leading all operations that involve customers, including sales, marketing, fulfillment and patient services.
Mr. Tremain has devoted his career to the public health sector, guiding non-profit health plans to effectively serve the needs of its population. Most recently, Mr. Tremain served as President and Chief Executive Officer of Health Partners of Philadelphia, Inc., a managed care organization serving more than 165,000 Medicaid and Medicare members with annual revenues of over $900 million. Prior to that, Mr. Tremain served in various capacities at other premier healthcare organizations including large health systems and technology leaders. In addition, he had a 14 year career with Blue Cross & Blue Shield of Delaware and served as the President of its Delaware HMO.
“We are pleased to have Bob join our senior management team, where we will benefit from his broad and proven operations expertise in managed care, health insurance, health benefits strategy and health planning,” stated Dr. Parker. “More than ever, we believe that NationsHealth’s growth opportunities are significant as a result of our focus on helping the senior population deal with the complexities of Medicare Part D and other aspects of the healthcare delivery system. Bob’s leadership and knowledge of government reimbursement in healthcare will help us harness this potential and fully realize our growth opportunities.”
“NationsHealth has already made very significant contributions to our senior population, especially for Medicare recipients who count on NationsHealth to deliver excellence in both service and pharmaceutical supplies,” stated Mr. Tremain. “I am honored to be joining their team and I look forward to working with them to achieve significant future growth and profitability.”

About NationsHealth, Inc.
NationsHealth improves the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. As of November 15, 2005, NationsHealth began a strategic alliance with CIGNA to provide services to CIGNA in its offering of a national prescription drug plan under Medicare Part D. NationsHealth currently has more than 3.1 million discount prescription cardholders, with cards accepted at over 50,000 pharmacies nationwide. In addition, NationsHealth provides home delivery of diabetes and ostomy medical products to more than 108,000 patients. NationsHealth is also the provider of diabetes supplies to more than 10,000 Medicare beneficiaries at over 1,100 Kmart pharmacies. For more information please visit http://www.nationshealth.com.
Safe Harbor Statement
This press release contains forward-looking statements about NationsHealth, none of which should be construed in any manner as a guarantee that any such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: projections with respect to enrollment and market opportunities for Part D; our ability to maintain our existing customer base; our customers’ desire to take advantage of our Part D services; uncertainty in our costs incurred in administering the Part D program; changes in Medicare, Medicaid, Tricare, Champus and any other state or national-based reimbursement program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of rapid growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; general economic conditions; and geopolitical events and regulatory changes. For a further list and description of such risks and uncertainties, see the reports filed by NationsHealth with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.
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